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                                                     Exhibit 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-66641, 333-56499, 333-53699, 333-
42291 and 333-42285) of Miami Computer Supply Corporation of our report dated December 30, 1998 appearing in the Current Report on Form 8-K of Miami Computer Supply Corporation dated December 30, 1998.


/s/ Zion, Smorag and Associates

Zion, Smorag and Associates
Cleveland, Ohio
January 12, 1999
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